FOR IMMEDIATE RELEASE

ENERJEX RESOURCES ANNOUNCES PUBLIC OFFERING OF NON-DILUTIVE 10%
SERIES A PERPETUAL PREFERRED STOCK

San Antonio, Texas (June 3, 2014) – EnerJex Resources, Inc. (OTCMarkets: ENRJD) (“EnerJex” or the “Company”) announced today that it has commenced a 400,000 share underwritten public offering of non-dilutive 10% Series A Cumulative Redeemable Perpetual Preferred Stock with a stated liquidation preference of $25.00 per share. In connection with the offering, EnerJex has granted the underwriters a 45-day option to purchase 60,000 additional shares of such preferred stock to cover over-allotments, if any.

EnerJex intends to use the net proceeds of this offering to accelerate the development of its oil and gas properties located in Kansas and Colorado, and for general corporate purposes, which may include temporary repayment of outstanding borrowings under its revolving credit facility.

Management will hold a conference call with an online presentation today to discuss this offering. The call will begin at 4:15 P.M. Eastern (1:15 P.M. Pacific) and will be accessible through the following link: http://www.investorcalendar.com/IC/CEPage.asp?ID=172857 and/or dialing 877-407-8035 (201-689-8035 for international callers). No passcode is necessary. A replay will be available through the closing of the offering by visiting the above link or telephonically by calling 877-660-6853 (201-612-7415 for international callers) and entering the Conference ID #13584202.

Northland Capital Markets and Euro Pacific Capital will act as joint book-running managers of the offering. ‘Northland Capital Markets’ is the trade name for certain capital market and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

The offering is being made pursuant to a registration statement on Form S-1, and any amendments thereto, filed with the Securities and Exchange Commission. A copy of the preliminary prospectus for the offering may be obtained from the SEC’s website at www.sec.gov. In addition, a copy of the preliminary prospectus for the offering may be obtained from either of the following:

Northland Capital Markets

Carl Goltermann

4100 MacArthur Blvd Suite 120

Newport Beach, CA 92660

(949) 600-4150

cgoltermann@northlandcapitalmarkets.com

4040 Broadway Street, Suite 508  |  San Antonio, TX 78209  |  P: 210.451.5545  |  F: 210.463.9297 | WWW.ENERJEX.COM

Euro Pacific Capital

Jayson Schroeder

1201 Dove Street, Suite 200

Newport Beach, CA 92660

(949) 732-3543

jschroeder@europac.net

The registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

About EnerJex Resources

EnerJex Resources, Inc. is an independent exploration and production company focused on the acquisition and development of oil and natural gas properties located in the mid-continent region of the United States. The Company owns oil and gas leases covering nearly 100,000 net acres in multiple prolific hydrocarbon basins located in four states including Colorado, Kansas, Nebraska, and Texas.

EnerJex's operations are focused in five distinct projects where the company produces oil and natural gas from reservoirs that are characterized by long lived reserves with low production decline rates. Within these projects, the Company has identified more than 500 low-risk drilling locations. Through its large acreage footprint in the Denver-Julesburg ("DJ") Basin, EnerJex also has significant exposure to emerging oil resource plays that are being pursued by competitors on trend with the Company's properties. EnerJex's headquarters are located in San Antonio, Texas, and additional information is available on its website at www.enerjex.com .

Forward-Looking Statements

This press release and the materials referenced herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give EnerJex's current expectations or forecasts of future events. The statements in this press release and such referenced materials regarding the use of proceeds and the completion of drilling for and commencement of operations at new wells, successful production at newly drilled wells, expected increases in overall production, the acquisition of operating assets and related agreements, any implied or perceived benefits from any current or future transaction, and any other effects resulting from any of those matters, are forward-looking statements. Such statements involve material risks and uncertainties, including but not limited to: whether newly drilled or newly acquired properties will produce at levels consistent with management's expectations; market conditions; whether we will experience equipment failures and, if they materialize, whether we will be able to fund repair work without materially impairing planned production levels or the availability of capital for further production increases; the ability of EnerJex to meet its loan covenants under the debt facility that is expected to fund the costs of the new wells and to obtain financing from other sources for continued drilling; the costs of operations; delays, and any other difficulties related to producing oil; the ability of EnerJex to integrate the newly producing assets; the ability to retain necessary skilled workers to operate the new producing wells; the price of oil; EnerJex's ability to market and sell produced minerals; the risks and effects of legal and administrative proceedings and governmental regulation; future financial and operational results; competition; and general economic conditions. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements are set forth in our Forms S-1 and 10-K filed with the SEC. EnerJex undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. EnerJex's production forecasts are dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. Although EnerJex believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, it can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

4040 Broadway Street, Suite 508  |  San Antonio, TX 78209  |  P: 210.451.5545  |  F: 210.463.9297 | WWW.ENERJEX.COM

Contact:

EnerJex Resources, Inc.

Robert G. Watson, Jr., CEO

(210) 451-5545

4040 Broadway Street, Suite 508  |  San Antonio, TX 78209  |  P: 210.451.5545  |  F: 210.463.9297 | WWW.ENERJEX.COM